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                                                                    Exhibit 23.5

                        [LETTERHEAD OF ARTHUR ANDERSEN]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Citizens Communications Company (formerly Citizens Utilities) Registration Statement (No. 333-58044) on Form S-3 filed on May 4, 2001 of our report dated May 7, 2001, on the special purpose statements of selected assets, liabilities and parent's equity of Qwest Communications International Inc.'s (formerly US West, Inc.) selected Qwest Exchanges (formerly selected US WEST Exchanges) as of December 31, 2000 and 1999 and the related statements of revenues and expenses and cash flow for each of the three years in the period ended December 31, 2000 and to the incorporation by reference of this report into the following previously filed registration statements of Citizens Communications Company: Registration Statement Nos. 33-52873, 33-63615, 333-7047 and 33-60729 all on Form S-3, and 333-71821, 333-71597, 333-71029, 33-42972,
33-48683 and 33-54376 all on Form S-8, incorporated by reference herein and to all references to our Firm included in this Registration Statement.

/s/ Arther Andersen LLP

Denver, Colorado
  May 4, 2001